INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN NUVEEN FUND ADVISORS, LLC AND

NUVEEN ASSET MANAGEMENT, LLC

NUVEEN INVESTMENT TRUST II

AMENDED AS OF OCTOBER 15, 2014

Schedule A

Fund	Effective Date	Period End	Compensation Percentage
Nuveen Equity Long/Short Fund	October 15, 2014	August 1, 2015	50.0000%
Nuveen Global Growth Fund	October 1, 2014	August 1, 2015	50.0000%
Nuveen Growth Fund	October 1, 2014	August 1, 2015	50.0000%
Nuveen International Growth Fund	October 1, 2014	August 1, 2015	50.0000%

[SIGNATURE PAGE FOLLOWS]

Dated: October 15, 2014

NUVEEN FUND ADVISORS, LLC

	By:	/s/ Kevin J. McCarthy
Managing Director

ATTEST:

/s/ Virginia O’Neal

NUVEEN ASSET MANAGEMENT, LLC

	By:	/s/ Gifford R. Zimmerman
Managing Director

ATTEST:

/s/ Virginia O’Neal

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